Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Voya Variable Products Trust

We consent to the use of our report dated February 15, 2018, with respect to the financial statements of Voya MidCap Opportunities Portfolio and Voya SmallCap Opportunities Portfolio, each a series of Voya Variable Products Trust, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG, LLP

Boston, Massachusetts
April 25, 2018